Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-219657) of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION of our report dated February 23, 2017 relating to the financial statements of Faiveley Transport, which appears in the Current Report on Form 8-K of Westinghouse Air Brake Technologies Corporation dated September 10, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
September 10, 2018